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                                                                       EXHIBIT 5




                                 July 25, 1996


National Energy Group, Inc.
4925 Greenville Avenue
Suite 1400
Dallas, Texas  75206

      Re: Registration Statement on Form S-4, Registration No.33-_________, Registering 21,767,653 Shares of Common Stock,$.01 Par Value Per Share, of National Energy Group, Inc. (the "Registration Statement")

Ladies and Gentlemen:

         As set forth in the Registration Statement filed by National Energy Group, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of 21,767,653 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company ("Common Stock") to the shareholders of Alexander Energy Corporation ("Alexander") in connection with the merger of Alexander with and into NEG-OK, Inc., a wholly-owned subsidiary of the Company, certain legal matters in connection with the Shares are being passed upon for the Company by this Firm. The Registration Statement has been filed under the Act with respect to the offering of the Shares but has not yet become effective. At your request, this opinion is being furnished to the Company for filing as Exhibit 5 to the Registration Statement.

         We have acted as counsel to the Company in connection with the registration by the Company of the proposed issuance of the Shares by the Company as set forth in the Registration Statement. In such capacity, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended, and the originals or copies which we have assumed are genuine, accurate, and complete, of corporate records of the Company, certificates of public officials, certificates of representatives of the Company, statutes and other relevant records, instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such documents examined by us.





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National Energy Group, Inc.
July 25, 1996
Page 2
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         Based upon our examination as aforesaid, we are of the opinion that:

         1. The Company is a corporation incorporated, existing and in good standing under the laws of the State of Delaware.

         2. The Shares, when issued in the offering pursuant to the Registration Statement after it has been declared effective by the Securities and Exchange Commission, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         The opinions set forth above are limited to the General Corporation Law of the State of Delaware and applicable federal law as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Opinions."

                                        Very truly yours,



                                        Strasburger & Price, L.L.P.